Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Gabrielle L. Rabinovitch
Vice President, Investor Relations
(415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2015 results

FY 15 net revenues grow 5.9% with diluted EPS of $3.37

Authorizes $500 million stock repurchase program and 6% dividend increase

Reiterates long-term outlook and provides financial guidance for fiscal year 2016

San Francisco, CA, March 16, 2016 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth fiscal quarter of 2015 (“Q4 15”) and fiscal year 2015 (“FY 15”) ended January 31, 2016 versus the fourth fiscal quarter of 2014 (“Q4 14”) and fiscal year 2014 (“FY 14”) ended February 1, 2015.

4th QUARTER 2015 RESULTS

•	Q4 15 net revenues grew 2.9% to $1.586 billion versus $1.542 billion in Q4 14 with comparable brand revenue growth of 0.8%.
•

Q4 15 operating margin was 14.0% versus 15.4% in Q4 14. Excluding unusual business events, Q4 14 non-GAAP operating margin was 14.9%. See Exhibit 1 for a reconciliation of GAAP to non-GAAP operating margin.

•

Q4 15 diluted earnings per share (“EPS”) was $1.55 versus $1.57 in Q4 14. Excluding unusual business events, non-GAAP EPS was $1.52 in Q4 14. See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

•	Cash returned to stockholders totaled $60 million, comprising $28 million in stock repurchases and $32 million in dividends.

FISCAL YEAR 2015 RESULTS

•	FY 15 net revenues grew 5.9% to $4.976 billion versus $4.699 billion in FY 14 with comparable brand revenue growth of 3.7%.
•	FY 15 operating margin was 9.8% versus 10.7% in FY 14. Excluding unusual business events, FY 14 non-GAAP operating margin was 10.5%. See Exhibit 1.
•	FY 15 EPS was $3.37 versus $3.24 in FY 14. Excluding unusual business events, FY 14 non-GAAP EPS was $3.20. See Exhibit 1.
•	Cash returned to stockholders in FY 15 totaled $353 million, comprising $225 million in stock repurchases and $128 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “In 2015, we delivered top and bottom line performance within our guidance ranges despite a challenging end to the year. We are reporting record revenue and earnings per share for the year as a result of the strength of our portfolio of outstanding brands, our balanced, multi-channel model, and solid execution. Disciplined management allowed us to meet our commitment as we adjusted to an evolving consumer and competitive landscape. Our brands are highly aspirational and relatable at the same time, and create a platform for growth.”

Alber continued, “Entering 2016, we believe we have the opportunity to strengthen our competitive positioning including our product, service, and value proposition for our customers, which will allow us to profitably grow market share. We are making important changes to the way we do business. We are re-asserting our product leadership, revolutionizing our approach to inventory, transforming our marketing, and changing our approach to real estate and the store experience.”

Alber concluded, “Today, we are reiterating our long term outlook of revenue growth in the mid to high single-digits and earnings per share growth in the low double-digits to mid-teens. We are focused on leveraging our market leadership and talented teams to execute our strategic initiatives and to deliver profitable growth and sustainable returns for our shareholders.”

4th QUARTER 2015 RESULTS

Net revenues increased to $1.586 billion in Q4 15 from $1.542 billion in Q4 14.

Comparable brand revenue growth in Q4 15 increased 0.8% on top of 5.1% in Q4 14 as shown in the table below:

4th Quarter Comparable Brand Revenue Growth by Concept*

	Q4 15		Q4 14

Pottery Barn	(2.0%	)	2.9%
Williams-Sonoma	0.9%		2.8%
West Elm	12.8%		19.6%
Pottery Barn Kids	0.1%		2.7%
PBteen	(12.2%	)	3.0%

Total	0.8%		5.1%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q4 15 increased 2.9% to $792 million from $770 million in Q4 14. E-commerce net revenues generated 50% of total company net revenues in both Q4 15 and Q4 14.

Retail net revenues in Q4 15 increased 2.9% to $794 million from $772 million in Q4 14.

Operating margin in Q4 15 was 14.0% compared to 15.4% in Q4 14. Excluding unusual business events, non-GAAP operating margin was 14.9% in Q4 14:

•

Gross margin was 38.3% in Q4 15 versus 40.1% in Q4 14. Gross margin deleverage was primarily related to shipping and fulfillment-related costs, occupancy deleverage from our supply chain operations, and lower margins associated with higher franchise sales. Merchandise margins were slightly down versus Q4 14.

•

Selling, general and administrative (“SG&A”) expenses were $385 million, or 24.3% of net revenues in Q4 15, versus $381 million, or 24.7% of net revenues, in Q4 14. Excluding unusual business events, non-GAAP SG&A expenses were $388 million, or 25.2% of net revenues, in Q4 14.

The effective income tax rate in Q4 15 was 36.6% versus 38.2% in Q4 14, reflecting fluctuations in the level and mix of earnings, as well as the favorable resolution of certain income tax matters.

EPS in Q4 15 was $1.55 versus $1.57 in Q4 14. Excluding unusual business events, non-GAAP EPS was $1.52 in Q4 14.

FISCAL YEAR 2015 RESULTS

Net revenues increased to $4.976 billion in FY 15 from $4.699 billion in FY 14.

Comparable brand revenue growth in FY 15 increased 3.7% on top of 7.1% in FY 14 as shown in the table below:

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept*
	Net Revenues (Millions)		Comparable Brand Revenue Growth

	FY 15	FY 14	FY 15		FY 14

Pottery Barn	$2,074	$2,022	1.9%		5.8%
Williams-Sonoma	994	995	1.1%		3.8%
West Elm	821	669	14.8%		18.2%
Pottery Barn Kids	640	625	2.2%		5.9%
PBteen	254	261	(2.7%	)	5.7%
Other	193	127	N/A		N/A

Total	$4,976	$4,699	3.7%		7.1%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in FY 15 increased 6.4% to $2.523 billion from $2.371 billion in FY 14. E-commerce net revenues generated 51% of total company net revenues in FY 15, compared to 50% in FY 14.

Retail net revenues in FY 15 increased 5.4% to $2.454 billion from $2.328 billion in FY 14.

Operating margin in FY 15 was 9.8% compared to 10.7% in FY 14. Excluding unusual business events, non-GAAP operating margin in FY 14 was 10.5%:

•

Gross margin was 37.1% in FY 15 versus 38.3% in FY 14. Merchandise margins were flat versus FY 15, with deleverage primarily resulting from increased shipping and fulfillment related costs, as well as lower margins associated with higher franchise sales.

•

SG&A expenses were $1.356 billion, or 27.2% of net revenues in FY 15, versus $1.298 billion, or 27.6% of net revenues, in FY 14. Excluding unusual business events, non-GAAP SG&A expenses in FY 14 were $1.306 billion, or 27.8% of net revenues.

The effective income tax rate in FY 15 was 36.5% versus 38.5% in FY 14, reflecting fluctuations in the level and mix of earnings, as well as the favorable resolution of certain income tax matters.

EPS in FY 15 was $3.37 versus $3.24 in FY 14. Excluding unusual business events, non-GAAP EPS was $3.20 in FY 14.

Merchandise inventories at the end of FY 15 increased 10.2% to $978 million from $888 million at the end of FY 14.

STOCK REPURCHASE PROGRAM AND DIVIDEND INCREASE

As announced in a separate release today, our Board of Directors authorized a new $500 million stock repurchase program that the company intends to execute over the next three years and a 6% increase in our quarterly cash dividend to $0.37 per share. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

During Q4 15, we repurchased 464,608 shares of common stock at an average cost of $61.34 per share and a total cost of approximately $28 million under the $750 million stock repurchase program announced in March 2013. During FY 15, we repurchased 2,950,438 shares of common stock at an average cost of $76.26 per share and a total cost of approximately $225 million. As of January 31, 2016, there was approximately $62 million remaining for future repurchases under this program.

FISCAL YEAR 2016 FINANCIAL GUIDANCE

1st Quarter 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$1,070 – $1,090
Comparable Brand Revenue Growth	3% – 6%
Non-GAAP Diluted EPS*	$0.48 – $0.52

Fiscal Year 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$5,150 – $5,250
Comparable Brand Revenue Growth	3% – 6%
Non-GAAP Operating Margin*	9.8% – 10.0%
Non-GAAP Diluted EPS*	$3.50 – $3.65
Income Tax Rate	37.0% – 38.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$170 – $180
* Excludes expected one-time reorganization charge of approximately $10-$12 million during the first quarter of FY 2016.

Store Opening and Closing Guidance by Retail Concept*
	FY 2015 ACT	FY 2016 GUID
	Total	New	Close	End
Williams-Sonoma	239	5	(10)	234
Pottery Barn	197	6	(2)	201
Pottery Barn Kids	89	2	(4)	87
West Elm	87	13	(2)	98
Rejuvenation	6	1	-	7
Total	618	27	(18)	627

* Included in the FY 15 store count are 19 stores in Australia and one store in the UK.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 16, 2016, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of a litigation settlement received in FY 14. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 15 actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. A reconciliation of non-GAAP to GAAP diluted EPS guidance is not available because the costs and expenses are not yet known.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: the strength of our brands; our competitive position and market share; our planned changes to our business; our strategic initiatives; our growth prospects; our future financial guidance, including Q1 16 and FY 2016 guidance and our long-term outlook; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 15 and as audited year-end financial statements are prepared; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2015 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 618 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended January 31, 2016 and February 1, 2015

(Dollars and shares in thousands, except per share amounts)

	4th Quarter
	2015		2014
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$791,903	49.9%	$769,840	49.9%
Retail net revenues	794,401	50.1	772,285	50.1

Net revenues	1,586,304	100.0	1,542,125	100.0
Cost of goods sold	978,744	61.7	923,534	59.9

Gross profit	607,560	38.3	618,591	40.1
Selling, general and administrative expenses	384,880	24.3	380,708	24.7

Operating income	222,680	14.0	237,883	15.4
Interest (income) expense, net	2	—	(26)	—

Earnings before income taxes	222,678	14.0	237,909	15.4
Income taxes	81,550	5.1	90,872	5.9

Net earnings	$141,128	8.9%	$147,037	9.5%

Earnings per share (EPS):
Basic	$1.57		$1.60
Diluted	$1.55		$1.57
Shares used in calculation of EPS:
Basic	89,760		92,087
Diluted	90,988		93,641

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Fifty-two weeks ended January 31, 2016 and February 1, 2015

(Dollars and shares in thousands, except per share amounts)

	Fiscal Year
	2015		2014
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$2,522,580	50.7%	$2,370,694	50.5%
Retail net revenues	2,453,510	49.3	2,328,025	49.5

Net revenues	4,976,090	100.0	4,698,719	100.0
Cost of goods sold	3,131,876	62.9	2,898,215	61.7

Gross profit	1,844,214	37.1	1,800,504	38.3
Selling, general and administrative expenses	1,355,580	27.2	1,298,239	27.6

Operating income	488,634	9.8	502,265	10.7
Interest (income) expense, net	627	—	62	—

Earnings before income taxes	488,007	9.8	502,203	10.7
Income taxes	177,939	3.6	193,349	4.1

Net earnings	$310,068	6.2%	$308,854	6.6%

Earnings per share (EPS):
Basic	$3.42		$3.30
Diluted	$3.37		$3.24
Shares used in calculation of EPS:
Basic	90,787		93,634
Diluted	92,102		95,200

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Jan. 31, 2016	Feb. 1, 2015
Assets
Current assets
Cash and cash equivalents	$193,647	$222,927
Accounts receivable, net	79,304	67,465
Merchandise inventories, net	978,138	887,701
Prepaid catalog expenses	28,919	33,942
Prepaid expenses	44,654	36,265
Deferred income taxes, net	-	130,618
Other assets	11,438	13,005

Total current assets	1,336,100	1,391,923

Property and equipment, net	886,813	883,012
Non-current deferred income taxes, net	141,784	4,265
Other assets, net	52,730	51,077

Total assets	$2,417,427	$2,330,277

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$447,412	$397,037
Accrued salaries, benefits and other	127,122	136,012
Customer deposits	296,827	261,679
Income taxes payable	67,052	32,488
Current portion of long-term debt	-	1,968
Other liabilities	58,014	46,764

Total current liabilities	996,427	875,948

Deferred rent and lease incentives	173,061	166,925
Other long-term obligations	49,713	62,698

Total liabilities	1,219,201	1,105,571

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-
Common stock: $.01 par value; 253,125 shares authorized; 89,563 and 91,891 shares issued and outstanding at January 31, 2016 and February 1, 2015, respectively	896	919
Additional paid-in capital	541,307	527,261
Retained earnings	668,545	701,214
Accumulated other comprehensive loss	(10,616)	(2,548)
Treasury stock, at cost	(1,906)	(2,140)

Total stockholders’ equity	1,198,226	1,224,706

Total liabilities and stockholders’ equity	$2,417,427	$2,330,277

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Fifty-two weeks ended January 31, 2016 and February 1, 2015

(Dollars in thousands)

	Year-to-Date
	2015	2014
Cash flows from operating activities
Net earnings	$310,068	$308,854
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	167,760	162,273
Loss on disposal/impairment of assets	4,339	2,410
Amortization of deferred lease incentives	(24,721)	(24,419)
Deferred income taxes	(7,436)	(248)
Tax benefit related to stock-based awards	14,592	26,952
Excess tax benefit related to stock-based awards	(14,494)	(26,560)
Stock-based compensation expense	41,357	44,632
Other	149	595
Changes in:
Accounts receivable	(12,849)	(9,366)
Merchandise inventories	(92,647)	(76,964)
Prepaid catalog expenses	5,022	(386)
Prepaid expenses and other assets	(9,245)	(61)
Accounts payable	60,507	4,455
Accrued salaries, benefits and other current and long-term liabilities	(135)	8,867
Customer deposits	35,877	34,400
Deferred rent and lease incentives	31,334	23,297
Income taxes payable	34,548	(17,034)

Net cash provided by operating activities	544,026	461,697

Cash flows from investing activities:
Purchases of property and equipment	(202,935)	(204,800)
Restricted cash receipts	-	14,289
Proceeds from insurance reimbursements	683	1,644
Other	86	267

Net cash used in investing activities	(202,166)	(188,600)

Cash flows from financing activities:
Repurchase of common stock	(224,995)	(224,377)
Payment of dividends	(127,636)	(125,758)
Borrowings under revolving line of credit	200,000	90,000
Repayments of borrowings under revolving line of credit	(200,000)	(90,000)
Tax withholdings related to stock-based awards	(31,790)	(56,977)
Excess tax benefit related to stock-based awards	14,494	26,560
Net proceeds related to stock-based awards	2,647	4,077
Repayments of long-term obligations	(1,968)	(1,785)
Other	(135)	(760)

Net cash used in financing activities	(369,383)	(379,020)

Effect of exchange rates on cash and cash equivalents	(1,757)	(1,271)
Net decrease in cash and cash equivalents	(29,280)	(107,194)
Cash and cash equivalents at beginning of period	222,927	330,121

Cash and cash equivalents at end of period	$193,647	$222,927

Exhibit 1

Reconciliation of 4th Quarter and Fiscal Year Actual GAAP to Non-GAAP Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated			Total
	Q4 15	Q4 14	Q4 15	Q4 14	Q4 15		Q4 14	Q4 15	Q4 14
Net Revenues	$791,903	$769,840	$794,401	$772,285	$-		$-	$1,586,304	$1,542,125
GAAP Operating Income/(Expense)	174,218	182,031	121,446	131,308	(72,984)		(75,456)	222,680	237,883
GAAP Operating Margin	22.0%	23.6%	15.3%	17.0%	(4.6%	)	(4.9% )	14.0%	15.4%

Unusual Business Events (1)	-	-	-	-	-		(7,414)	-	(7,414)
Non-GAAP Operating Income/(Expense) Excluding Unusual Business Events (2)	$174,218	$182,031	$121,446	$131,308	$(72,984)		$(82,870)	$222,680	$230,469
Non-GAAP Operating Margin (2)	22.0%	23.6%	15.3%	17.0%	(4.6%	)	(5.4% )	14.0%	14.9%

	E-commerce		Retail		Unallocated			Total
	FY 15	FY 14	FY 15	FY 14	FY 15		FY 14	FY 15	FY 14
Net Revenues	$2,522,580	$2,370,694	$2,453,510	$2,328,025	$-		$-	$4,976,090	$4,698,719
GAAP Operating Income/(Expense)	562,081	560,396	239,288	248,535	(312,735)		(306,666)	488,634	502,265
GAAP Operating Margin	22.3%	23.6%	9.8%	10.7%	(6.3%	)	(6.5% )	9.8%	10.7%

Unusual Business Events (1)	-	-	-	-	-		(7,414)	-	(7,414)
Non-GAAP Operating Income/(Expense) Excluding Unusual Business Events (2)	$562,081	$560,396	$239,288	$248,535	$(312,735)		$(314,080)	$488,634	$494,851
Non-GAAP Operating Margin (2)	22.3%	23.6%	9.8%	10.7%	(6.3%	)	(6.7% )	9.8%	10.5%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year Actual GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 15 ACT	Q2 15 ACT	Q3 15 ACT	Q4 15 ACT	FY 15 ACT
2015 GAAP Diluted EPS	$0.48	$0.58	$0.77	$1.55	$3.37

	Q1 14 ACT	Q2 14 ACT	Q3 14 ACT	Q4 14 ACT	FY 14 ACT
2014 GAAP Diluted EPS	$0.48	$0.53	$0.68	$1.57	$3.24
Impact of Unusual Business Events (1)	-	-	-	(0.05)	(0.04)
2014 Non-GAAP Diluted EPS Excluding Unusual Business Events (2)	$0.48	$0.53	$0.68	$1.52	$3.20

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Notes:

(1)	Impact of Unusual Business Events – During Q4 14, we received our share of the VISA/MasterCard antitrust litigation settlement. This settlement (a benefit) totaled approximately $0.05 and $0.04 per diluted share in Q4 14 and FY 14, respectively, and is recorded in SG&A expenses within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income, operating margin and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 15 actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Nov. 1, 2015	Openings	Closings	Jan. 31, 2016	Feb. 1, 2015	Jan. 31, 2016	Feb. 1, 2015
Williams-Sonoma	243	1	(5)	239	243	6,600	6,600
Pottery Barn	200	-	(3)	197	199	13,800	13,700
Pottery Barn Kids	90	-	(1)	89	85	7,500	7,600
West Elm	84	3	-	87	69	13,200	13,700
Rejuvenation	6	-	-	6	5	9,000	10,000
Total	623	4	(9)	618	601	10,000	9,900

	Nov. 1, 2015	Jan. 31, 2016	Feb. 1, 2015
Total store selling square footage	3,839,000	3,827,000	3,684,000
Total store leased square footage	6,188,000	6,163,000	5,965,000